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                                                                     Exhibit 3.4

                           BID.COM INTERNATIONAL INC.


                                    - and -


                           CIBC MELLON TRUST COMPANY





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                         Supplemental Warrant Indenture

                          dated as of December 8, 1999
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     THIS Warrant Indenture dated as of the 8th day of December, 1999, is made

                                 B E T W E E N:


               BID.COM INTERNATIONAL INC., a company incorporated under the laws of the Province of Ontario

               (hereinafter called the "Corporation")

                                     - and -

               CIBC MELLON TRUST COMPANY, a trust company incorporated under the laws of Canada

               (hereinafter called the "Agent")



     WHEREAS pursuant to a Share Purchase Warrant Indenture dated as of September 30, 1999 (the "Indenture"), the Corporation proposed to create and issue up to 1,621,621 Warrants to be constituted, issued and sold in the manner therein set forth; and

     WHEREAS the Corporation created and sold 1,854,678 Special Warrants on September 30, 1999; and

     WHEREAS pursuant to a Supplemental Special Warrant Indenture dated as of October 28, 1999, the Corporation amended the terms of the Special Warrants such that the Unit issuable upon exercise of Special Warrants shall consist of one
(1) Common Share and one (1) whole Warrant; and

     WHEREAS the Corporation has agreed to vary the number and amend the terms of the Warrants described in the Indenture as herein set forth; and

     WHEREAS the foregoing statements of fact and recitals are made by the Corporation and not the Agent.

     NOW THEREFORE in consideration of the premises and in further consideration of the mutual covenants herein set forth, the parties hereto agree as follows:

1. Except as provided herein expressly or by necessary implication, all capitalized terms used herein and defined in the Indenture shall have the meanings ascribed to them in the Indenture.
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2.   The number of Warrants to be created and issued pursuant to section 2.1 of the Indenture is hereby changed to 2,225,614.

3. The terms of the Warrants are hereby amended to provide that each whole Warrant shall entitle the holder to purchase at any time prior to 5:00 p.m. (Toronto time) on September 30, 2001, one (1) Common Share for $10.00 and the definition of "Purchase Price" is hereby amended accordingly.

4. The definition of "Broker Warrants" is hereby amended by deleting the number "270,270" and substituting therefor the number 185,468.

5. The definition of "Special Warrants" is hereby amended to provide that a Unit shall consist of one (1) Common Share and one (1) whole Warrant or in the event a receipt by the last of the securities regulatory authorities in the Qualifying Provinces for a Prospectus is not obtained on or prior to December 29, 1999, a Unit shall consist of 1.1 Common Shares and 1.1 Warrants.

6. Each Warrant certificate (including the forms attached thereto) issued pursuant to the Indenture and countersigned by the Agent shall hereafter represent the right to purchase one (1) Common Share for $10.00.

7. Except as modified herein expressly or by necessary implication, all other terms and provisions of the Indenture are hereby ratified and confirmed as being in full force and effect on and as of the date hereof.


     IN WITNESS WHEREOF the parties hereto have executed this Indenture as of the 8th day of December, 1999.

                              BID.COM INTERNATIONAL INC.

                              Per: "Mark Wallace"
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                              CIBC MELLON TRUST COMPANY

                              Per:   "Maxine McDonald"
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                              Per:    "Bruce Cornish"
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